Exhibit 10.1

Separation Agreement and Release

This Separation Agreement and Release (“Agreement”) is made by and between Kenneth Reali (“Executive”) and Bioventus Inc. (the “Corporation”) and Bioventus LLC (the “Partnership” and, together with the Corporation and any affiliates of the Corporation or the Partnership that may have employed Executive from time to time, the “Company”) (collectively, referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Executive was previously employed by the Company pursuant to that certain Employment Agreement by and among the Parties dated February 5, 2021 (the “Employment Agreement”);

WHEREAS, the Parties desire to terminate Executive’s employment;

WHEREAS, as a condition to Executive’s right to receive severance payments and benefits in connection with such termination of employment pursuant to the terms of the Employment Agreement, Executive is required to execute and not revoke a general release of claims in favor of the Company; and

WHEREAS, the Parties wish to enter into this Agreement to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or affiliates but, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with Executive’s right to vested benefits under any employee benefit plan of the Company or one of its affiliates (collectively, the “Retained Claims”).

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1. Termination of Employment. Executive’s employment with the Company will terminate on April 4, 2023 (the “Separation Date”) and, effective as of the Separation Date, Executive shall resign from all director and officer positions with the Company and its affiliates. Executive’s termination of employment on the Separation Date shall be treated as a termination without Cause (as defined in the Employment Agreement) for purposes of Section 6 of the Employment Agreement.

2. Severance Payments and Benefits. Provided this Agreement becomes effective and irrevocable, and subject to Executive’s compliance with the terms of this Agreement (including Section 14 hereof) and Section 6(c) of the Employment Agreement, the Company agrees to pay Executive the severance payments and benefits provided under Section 6(a) of the Employment Agreement, in accordance with the terms of the Employment Agreement.

3. Release of Claims. Executive agrees that, other than with respect to the Retained Claims, the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, any of its direct or indirect subsidiaries and affiliates, and any of its or their respective current and former officers, directors, equityholders, managers, Executives, agents, investors, attorneys, shareholders, affiliates, plan administrators, insurers, and subsidiaries and predecessor and successor corporations and assigns, each in their capacity as such, (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of any of Executive’s heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:

(a) any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship;

(b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any shares of stock or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, the Retaliatory Employment Discrimination Act (REDA), the North Carolina Persons with Disabilities Protection Act (PDPA), the Equal Employment Practices Act (EEPA), N.C.G.S. § 95-28.1, N.C.G.S. § 95-28.1A, N.C.G.S. § 95-28.2, N.C.G.S. § 130A-148(i), N.C.G.S. § 9-32, and N.C.G.S. §§ 127A-201 to 127A-203.

(e) any and all claims for violation of the federal or any state constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not prevent Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies).

4. Protected Activity. Nothing in this Agreement shall prevent Executive from (i) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (ii) exercising any rights Executive may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Executive has reason to believe is unlawful. In addition, Executive acknowledges receipt of the following notice of immunity rights under the U.S. Defend Trade Secrets Act, which states: “(1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.”

5. No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

6. No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

7. Twenty-One Days to Consider Agreement. The Company hereby advises Executive in writing to consult with an attorney before executing this Agreement. Executive acknowledges Executive has been provided with at least 21 days within which to review and consider this Agreement before signing it. Should Executive decide not to use the full 21 days, then Executive knowingly and voluntarily waives any claim that Executive was not in fact given that period of time or did not use the entire 21 days to consult an attorney and/or consider this Agreement. Executive acknowledges that the Company has not asked Executive to shorten the 21-day time period for consideration of whether to sign this Agreement. The Parties agree that any changes, whether material or immaterial, to this Agreement, do not restart the running of the 21-day period.

8. Right of Revocation. The Parties acknowledge and agree that Executive may revoke this Agreement for up to 7 days following Executive’s execution of this Agreement and that it shall not become effective or enforceable until the revocation period has expired. The Parties further acknowledge and agree that such revocation must be in writing by email addressed to and received by the Company’s General Counsel not later than noon on the eighth day following execution of this Agreement by Executive. If Executive fails to return Executive’s executed Agreement within the 21-day review period or if Executive revokes this Agreement under this Section, this Agreement shall not be effective or enforceable, and Executive will not receive the monies and benefits described in Section 1 above.

9. Effective Date. If Executive does not revoke this Agreement in the time frame specified in the preceding Section, the Agreement shall be effective at 12:00:00 a.m. on the eighth (8th) day after it is signed by Executive.

10. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

11. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.

12. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

13. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of North Carolina without reference to the principles of conflicts of law of the State of North Carolina or any other jurisdiction, and where applicable, the laws of the United States.

14. Continuing Obligations. Notwithstanding any other provision of this Agreement, Executive acknowledges and agrees that, after the Separation Date, Executive continues to be bound by his otherwise applicable continuing obligations under the Restrictive Covenant Agreement by and among the Parties dated February 3, 2021 and attached as Exhibit A to the Employment Agreement, including but not limited to the confidentiality, non-competition, non-solicitation, non-disparagement, and post-termination cooperation obligations. Executive acknowledges that any rights to receive or retain any payments set forth under this Agreement are conditioned on continued compliance with all Continuing Obligations.

15. Voluntary Execution of Agreement and Release of Unknown Claims. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees, except as otherwise provided in this Agreement. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement. Executive is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Executive’s favor at the time of executing the release, which, if known by Executive, must have materially affected Executive’s settlement with the Releasees. Executive, being aware of said principle, agrees to expressly waive any rights Executive may have to that effect, as well as under any other statute or common law principles of similar effect.

16. Notices. Any notice, request, claim, demand, document and other communication hereunder to any Party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by email, facsimile or certified or registered mail, postage prepaid, as follows:

a. If to the Company, the General Counsel, at the Company’s headquarters,

b. If to Executive, at the last address that the Company has in its personnel records for Executive, or

c. At any other address as any Party shall have specified by notice in writing to the other Party.

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile or email shall be deemed effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE

Dated: 4/4/2023	/s/ Kenneth Reali
Kenneth Reali

THE COMPANY

BIOVENTUS INC.

Dated: 4/4/2023	By:	/s/ William Hawkins
	Name:	William Hawkins
	Its:	Chairman

BIOVENTUS LLC

Dated: 4/4/2023	By:	/s/ Anthony D’Adamio
	Name:	Anthony D’Adamio
	Its:	SVP, General Counsel